Filed pursuant to Rule 424(b)(5)
SEC File No. 333-224198 & 333-224198-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
1.250% Senior Notes due 2030	$600,000,000	$597,084,000	$77,502
2.300% Senior Notes due 2060	$700,000,000	$688,989,000	$89,431
Guarantee of debt securities(2)	—	—	—
Total	$1,300,000,000	$1,286,073,000	$166,933

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)

Standard & Poor’s Financial Services LLC is named as an additional registrant and will fully and unconditionally guarantee the 1.250% Senior Notes due 2030 and the 2.300% Senior Notes due 2060. No separate consideration will be received for the guarantee of the 1.250% Senior Notes due 2030 or the 2.300% Senior Notes due 2060. Accordingly, pursuant to Rule 457(n) of the Securities Act, no separate filing fee is required. The guarantee will not be traded separately.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 9, 2018)

$1,300,000,000

$600,000,000 1.250% Senior Notes due 2030

$700,000,000 2.300% Senior Notes due 2060

We are offering $600,000,000 of our 1.250% senior notes due 2030 (the “2030 notes”) and $700,000,000 of our 2.300% senior notes due 2060 (the “2060 notes” and, together with the 2030 notes, the “notes”). The 2030 notes will mature on August 15, 2030, and the 2060 notes will mature on August 15, 2060. Interest on the notes is payable on February 15 and August 15 of each year, beginning February 15, 2021, and will accrue from August 13, 2020. We may redeem the notes in whole or in part at any time prior to maturity at the redemption prices described under “Description of Notes—Optional Redemption.”

The notes will be unsecured and unsubordinated and will rank equally and ratably with all of our existing and future unsecured and unsubordinated debt. The notes will be guaranteed by our subsidiary Standard & Poor’s Financial Services LLC. The guarantees will be the subsidiary guarantor’s unsecured and unsubordinated debt and will rank equally and ratably with all of the subsidiary guarantor’s existing and future unsecured and unsubordinated debt.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein.

	Price to Public	Underwriting Discounts(1)	Proceeds, Before Expenses, to S&P Global Inc.
Per 2030 note	99.514%	0.650%	98.864%
Per 2060 note	98.427%	0.875%	97.552%
Total	$1,286,073,000	$10,025,000	$1,276,048,000

(1)	See the section entitled “Underwriting (Conflicts of Interest)” for additional disclosure regarding underwriter compensation and estimated offering expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither series of the notes will be listed on any securities exchange. Currently, there is no public market for either series of the notes.

Delivery of the notes will be made through the book-entry facilities of The Depository Trust Company, including for the accounts of Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A., against payment therefor in New York, New York on or about August 13, 2020.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan	Morgan Stanley

Citigroup	Deutsche Bank Securities	Mizuho Securities

Co-Managers

CastleOak Securities, L.P.	Credit Suisse	Loop Capital Markets	Ramirez & Co., Inc.

Scotiabank	Siebert Williams Shank	Truist Securities	US Bancorp

The date of this prospectus supplement is August 10, 2020.

Prospectus Supplement

Prospectus

The terms “S&P Global,” the “Company,” “we,” “us” and “our” refer to S&P Global Inc. and, unless the context otherwise requires, its consolidated subsidiaries. References to the “notes” include the related guarantees unless the context otherwise requires.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On April 9, 2018, we filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which became effective upon filing. Under this shelf registration process, we may, from time to time, offer and sell the notes or other securities in one or more offerings.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of notes and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If information varies between this prospectus supplement or any related free writing prospectus and the accompanying prospectus, you should rely on the information in this prospectus supplement or the related free writing prospectus, whichever is dated later. The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information” before investing in the notes.

We have not, and the underwriters have not, authorized any person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the notes offered hereby, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and accompanying prospectus or any free writing prospectus is delivered or the notes are sold on a later date.

S-ii

PROSPECTUS SUMMARY

This summary highlights information presented in greater detail elsewhere in this prospectus supplement or incorporated by reference herein. This summary is not complete and does not contain all of the information you should consider before investing in the notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and the other incorporated documents, including “Risk Factors” herein and in such incorporated documents, as well as our consolidated financial statements and the related notes thereto, before investing in the notes. See “Where You Can Find More Information.”

Our Company

We are a leading provider of transparent and independent ratings, benchmarks, analytics and data to the capital and commodity markets worldwide. The capital markets include asset managers, investment banks, commercial banks, insurance companies, exchanges, trading firms and issuers; and the commodity markets include producers, traders and intermediaries within energy, petrochemicals, metals and agriculture.

Our operations consist of four reportable segments: S&P Global Ratings (“Ratings”), S&P Global Market Intelligence (“Market Intelligence”), S&P Global Platts (“Platts”) and S&P Dow Jones Indices (“Indices”).

•	Ratings is an independent provider of credit ratings, research and analytics, offering investors and other market participants information, ratings and benchmarks.

•	Market Intelligence is a global provider of multi-asset-class data, research and analytical capabilities, which integrate cross-asset analytics and desktop services.

•	Platts is the leading independent provider of information and benchmark prices for the commodity and energy markets.

•	Indices is a global index provider that maintains a wide variety of valuation and index benchmarks for investment advisors, wealth managers and institutional investors.

Our Strategy

Our purpose is to provide the intelligence that is essential for companies, governments and individuals to make decisions with conviction. We seek to deliver on this purpose in line with our core values of integrity, excellence and relevance.

In 2018, we announced the launch of Powering the Markets of the Future to provide a framework for our forward-looking business strategy. Through this framework, we seek to deliver an exceptional, differentiated customer experience by enhancing our foundational capabilities, evolving and growing our core businesses, and pursuing growth via adjacencies. In 2020, we will strive to deliver on our strategic priorities in the following key areas:

Finance

•	Meeting or exceeding revenue growth and EBITA margin targets and delivering on commitments to return capital to shareholders;

•	Funding organic opportunities with continued productivity gains;

•	Pursuing a disciplined acquisition, investment and partnership strategy to support our strategic initiatives; and

•	Better serving our customers, employees, and the communities in which we operate through our commitment to corporate responsibility and sustainability.

Customer

•	Continuing to drive excellence through our core business offerings;

•	Delivering Environmental, Social, and Governance (“ESG”), Small and Medium-sized Enterprise data and Marketplace solutions to market on schedule and with strong commercial traction;

•	Modernizing and enhancing the delivery of our products across multiple channels (e.g., S&P Global Platform, MI Smart move, feeds, application programming interfaces);

•	Providing a superior customer experience through the collective efforts of our divisions and functions; and

•	Accelerating growth in non-U.S. markets with a particular focus on progressing our businesses in China.

Operations

•	Modernizing our workplace to improve end-user productivity and experience, enabling our employees to innovate and better serve our customers;

•	Standardizing and simplifying our technology to best support and enable our divisions;

•	Reducing our Cyber Security risk while augmenting process maturity and producing outcomes commensurate with our risk appetite;

•	Maintaining our strong commitment to quality, utilizing shared data processes and capabilities; and

•	Continuing to advance a strong Risk, Internal Control, and Compliance environment.

People

•	Creating an inclusive performance-driven culture that drives employee engagement and aligns with our purpose of accelerating progress in the world;

•	Promoting career mobility and attracting and retaining the best people; and

•	Improving diversity in overall representation through talent acquisition, advancement and retention.

Recent Developments

Cash Tender Offer. Concurrently with this offering, we are conducting cash tender offers (collectively, the “tender offer”) for any and all of our outstanding 4.400% Senior Notes due 2026 (the “2026 notes”), 6.550% Senior Notes due 2037 (the “2037 notes”) and 4.500% Senior Notes due 2048 (the “2048 notes” and together with the 2026 notes and the 2037 notes, the “tender offer notes”). As of the date hereof, $900,000,000 aggregate principal amount of the 2026 notes, $297,021,000 aggregate principal amount of the 2037 notes and $500,000,000 aggregate principal amount of the 2048 notes were outstanding. The tender offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase dated August 10, 2020 (the “offer to purchase”). The tender offer will expire at 5:00 p.m., New York City time, on August 14, 2020 (such date and time, as it may be extended, the “tender offer expiration date”), unless extended or terminated by us.

We intend to pay the purchase price for, and accrued and unpaid interest on, the tender offer notes validly tendered and accepted for purchase in the tender offer with a portion of the net proceeds from this offering, together with cash on hand if and to the extent such purchase price and accrued and unpaid interest exceed the net proceeds from this offering. To the extent all of the 2026 notes are not tendered and purchased in the tender offer, we may, but are not obligated to, use a portion of any remaining net proceeds from this offering to redeem all or a portion of the remaining 2026 notes. The completion of the tender offer is conditioned upon the successful completion of this offering and the satisfaction of certain customary conditions described in the offer to purchase. This offering is not conditioned on the completion of the tender offer. We expect settlement of the tender offer to occur shortly after the closing of this offering. See “Use of Proceeds” and “Capitalization.”

We are permitted, subject to applicable law, to amend, extend, terminate or withdraw the tender offer, and there can be no assurance that we will complete the tender offer. There can be no assurance as to the principal amount of any series of tender offer notes that will be tendered or accepted for purchase pursuant to the tender offer and, as a result, the aggregate principal amount of tender offer notes tendered and accepted for purchase, and the cash consideration paid pursuant to the tender offer, may differ from the assumed amounts described above. In addition, there can be no assurance that we will redeem any or all of the remaining 2026 notes.

This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell, or a notice of redemption for, any of the tender offer notes.

General Information

We were incorporated in December of 1925 under the laws of the state of New York. Our principal executive offices are located at 55 Water Street, New York, NY 10041, and our telephone numbers are 866-436-8502 (domestic callers) or 212-438-2192 (international callers). We maintain a website at www.spglobal.com where general information about us is available. The information contained on our website is not a part of this prospectus supplement.

The Offering

Issuer	S&P Global Inc.

Securities	$600,000,000 principal amount of 1.250% Senior Notes due 2030.

$700,000,000 principal amount of 2.300% Senior Notes due 2060.

Maturity Date	The 2030 notes will mature on August 15, 2030.

The 2060 notes will mature on August 15, 2060.

Interest	2030 notes: 1.250% per annum, accruing from the issue date of the 2030 notes.

2060 notes: 2.300% per annum, accruing from the issue date of the 2060 notes.

Guarantees	The notes will be guaranteed by our subsidiary Standard & Poor’s Financial Services LLC.

Optional Redemption	We may redeem all or any portion of either series of the notes at our option at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption.”

Mandatory Offer to Repurchase	If a Change of Control Triggering Event occurs, we must offer to repurchase the notes at the price set forth under “Description of Notes—Change of Control Triggering Event.”

Ranking	Each series of the notes will be our unsecured and unsubordinated debt and will rank equally and ratably among themselves and with our existing and future unsecured and unsubordinated debt.

The guarantee for each series of the notes will be the subsidiary guarantor’s unsecured and unsubordinated debt and will rank equally and ratably with all of the subsidiary guarantor’s existing and future unsecured and unsubordinated debt.

As of June 30, 2020, our non-guarantor subsidiaries had approximately $2.5 billion of outstanding liabilities to third parties (including $1.3 billion in unearned revenue), all of which would effectively rank senior to the notes and the guarantees.

Covenants	We will issue the notes of each series under an indenture between us and U.S. Bank National

Association, as Trustee. The indenture will, among other things, restrict our ability to:

•	incur certain liens securing debt; and

•	sell all or substantially all of our assets or merge or consolidate with or into other companies.

Trading	The notes of each series are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so and may discontinue market-making at any time without notice.

Further Issuances	We may create and issue additional notes of either series ranking equally and ratably with the notes of such series offered by this prospectus supplement in all respects, so that such additional notes will be consolidated and form a single series with the notes of such series offered hereby and will have the same terms as to status, redemption and otherwise; provided that if such additional notes of such series are not fungible for United States federal income tax purposes, such additional notes will have a separate CUSIP number.

Form and Denomination	The notes of each series will be issued in the form of fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”). Except in the limited circumstances described under “Book-Entry, Delivery and Form,” notes in certificated form will not be issued or exchanged for interests in global securities.

Use of Proceeds

We intend to use the net proceeds from this offering to pay the purchase price for, and accrued and unpaid interest on, the tender offer notes validly tendered and accepted for purchase pursuant to the tender offer, and to pay related fees and expenses in connection with, the tender offer. To the extent all of the 2026 notes are not tendered and purchased in the tender offer, we may, but are not obligated to, use a portion of any remaining net proceeds from this offering to redeem all or a portion of the remaining 2026 notes. We will use any remaining proceeds for general corporate purposes. Completion of this offering is not contingent upon completion of the tender offer. Completion of the tender offer is contingent upon the successful completion of this offering. See “—Recent Developments” and “Use of Proceeds.”

Risk Factors	You should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus prior to investing in the notes offered hereby. In particular, we urge you to carefully consider the information set forth under “Risk Factors” herein, and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein, for a discussion of risks and uncertainties relating to us, our business and an investment in the notes.

Trustee	U.S. Bank National Association

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

RISK FACTORS

The information below should be read in conjunction with the information under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein. See “Where You Can Find More Information.”

Risks Relating to the Notes

Our Indebtedness Could Adversely Affect Our Business, Financial Condition and Results of Operations, as Well as Our Ability to Meet Our Payment Obligations Under the Notes and Our Other Debt.

Following this offering we will continue to have a significant amount of debt and debt service requirements. See “Capitalization.” This level of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in all of our debt becoming immediately due and payable;

•

reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our existing or any future credit facilities or otherwise, in an amount sufficient to enable us to meet our payment obligations under the notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the notes and our other debt.

Despite Our Current Indebtedness Levels, We May Be Able to Incur Substantially More Debt. This Could Exacerbate the Risks Associated with Our Leverage.

We and our subsidiaries may incur substantial additional indebtedness, including secured indebtedness, in the future. The terms of the indenture generally do not restrict us from doing so. In addition, the indenture will allow us to issue additional notes under certain circumstances, which will also be guaranteed by the subsidiary guarantor. Although the indenture places some limitations on our ability and the ability of our subsidiaries to create liens securing indebtedness, there are significant exceptions to these limitations that will allow us and our subsidiaries to secure significant amounts of indebtedness without equally and ratably securing the notes. If we or our subsidiaries incur secured indebtedness and such secured indebtedness is either accelerated or becomes subject to a bankruptcy, liquidation or reorganization, our and our subsidiaries’ assets would be used to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the notes that are not similarly secured. Subject to certain limitations relating to creation of liens, the indenture also does not restrict our non-guarantor subsidiaries from incurring additional debt, which would be structurally senior to the notes. In addition, the indenture will not prevent us or our subsidiaries from incurring other liabilities that do not constitute indebtedness.

The Guarantees May Not Be Enforceable and, Under Specific Circumstances, Federal and State Statutes May Allow Courts to Void the Guarantees and Require Holders of Notes to Return Payments Received from the Subsidiary Guarantor.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees could be deemed a fraudulent transfer if the subsidiary guarantor received less than a reasonably equivalent value in exchange for giving the guarantees, and one of the following is also true:

•	the subsidiary guarantor was insolvent on the date that it gave the guarantees or became insolvent as a result of giving the guarantees;

•

the subsidiary guarantor was engaged in a business or a transaction, or was about to engage in a business or a transaction, for which property remaining with the subsidiary guarantor was an unreasonably small capital; or

•	the subsidiary guarantor intended to incur, or believed that it would incur, debts that would be beyond the subsidiary guarantor’s ability to pay as those debts matured.

The guarantees could also be deemed a fraudulent transfer if it was given with actual intent to hinder, delay or defraud any entity to which the subsidiary guarantor was or became, on or after the date the guarantees were given, indebted. The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the subsidiary guarantor would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, is greater than all its assets, at a fair valuation;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot predict:

•

what standard a court would apply in order to determine whether the subsidiary guarantor was insolvent as of the date it issued the guarantees, or whether, regardless of the method of valuation, a court would determine that the subsidiary guarantor was insolvent on that date; or

•	whether a court would determine that the payments under the guarantees would constitute fraudulent transfers or fraudulent conveyances on other grounds.

The indenture governing the notes will contain a “savings clause” intended to limit the subsidiary guarantor’s liability under its guarantees to the maximum amount that it could incur without causing the guarantees to be a fraudulent transfer under applicable law. We cannot assure you that this provision will be upheld as intended. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found this kind of provision in that case to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety.

If the guarantees by the subsidiary guarantor are deemed to be a fraudulent transfer, they could be voided altogether, or they could be subordinated to all other debts of the subsidiary guarantor. In such case, any payment by the subsidiary guarantor pursuant to its guarantees could be required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor. If the guarantees are voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the subsidiary guarantor based on the guarantees and would be creditors only of the Company.

In addition, enforcement of the guarantees against the subsidiary guarantor will be subject to certain defenses available to guarantors and security providers generally. These laws and defenses include those that relate to fraudulent conveyance or transfer, voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, the subsidiary guarantor may have no liability or decreased liability under its guarantees.

Under the Indenture, the Change of Control Events That Would Require Us to Repurchase the Notes Are Subject to a Number of Significant Limitations, and Change of Control Events That Affect the Market Price of the Notes May Not Give Rise to Any Obligation to Repurchase the Notes.

Although we will be required under the indenture to make an offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, the term “Change of Control Triggering Event” is limited in its scope and does not include all change of control events that might affect the market value of the notes. In particular, we are required to repurchase the notes upon certain change of control events only if, as a result of such change of control event, the ratings of the notes are lowered below investment grade during the relevant “trigger period” and the rating agencies assigning such lowered ratings expressly link the reduction in rating to the change of control event. As a result, our obligation to repurchase the notes upon the occurrence of a change of control is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

We May Be Unable to Purchase the Notes Upon a Change of Control.

The terms of the notes will require us to make an offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of the purchase. The occurrence of a Change of Control Triggering Event would cause an event of default under our senior credit facilities and therefore could cause us to have to repay amounts outstanding thereunder, and any financing arrangements we may enter into in the future may also require repayment of amounts outstanding in the event of a Change of Control Triggering Event and therefore limit our ability to fund the repurchase of your notes pursuant to the Change of Control Offer. It is possible that we will not have sufficient funds, or be able to arrange for additional financing, at the time of the Change of Control Triggering Event to make the required repurchase of notes. If we have insufficient funds to repurchase all notes that holders tender for purchase pursuant to the Change of Control Offer, and we are unable to raise additional capital, an event of default would occur under the indenture. An event of default could cause any other debt that we may have at that time to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the notes. We cannot assure you that additional capital would be available to us on acceptable terms, or at all. See “Description of Notes—Change of Control Triggering Event.”

No Public Market Exists for the Notes.

Each series of notes will be a new issue of securities. Prior to this offering, there has been no market for the notes. The underwriters have advised us that they presently intend to make a market in the notes of each series as permitted by applicable law. The underwriters are not obligated, however, to make a market for either series of the notes and any market-making activities may be discontinued at any time at the sole discretion of the underwriters. Accordingly, there can be no assurance that an active market for the notes of either series will develop. Moreover, even if a market for the notes of either series does develop, the notes of such series could trade at a substantial discount from their face amount. If a market for the notes of either series does not develop, or if market conditions change, purchasers may be unable to resell the notes of such series for an extended period of time, if at all. Consequently, a purchaser may not be able to liquidate their investment readily, and the notes may not be readily accepted as collateral for loans.

If a Trading Market Does Develop, Changes in Our Credit Ratings or the Debt Markets Could Adversely Affect the Market Price of the Notes.

The price for the notes depends on many factors, including:

•	our credit ratings;

•	prevailing interest rates being paid by, or the market prices for notes issued by, other companies similar to us;

•	our financial condition, financial performance and prospects; and

•	the overall conditions of the general economy and the financial markets.

The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as the documents incorporated by reference herein and therein contain “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, including statements about COVID-19 and the scenarios we are using to project the impact of the pandemic on the Company, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in these documents and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; the expected impact of acquisitions and dispositions; our effective tax rates; and our cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•

worldwide economic, financial, political and regulatory conditions, and factors that contribute to uncertainty and volatility including natural and man-made disasters, civil unrest, pandemics (e.g., COVID-19), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current U.S. administration;

•

the Company’s ability to successfully recover should it experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic;

•

the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for a system or network disruption that results in regulatory penalties, and remedial costs or improper disclosure of confidential information or data;

•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

•

the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances, demand for investment products that track indices and assessments, and trading volumes of certain exchange traded derivatives;

•	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;

•	concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks and indices;

•	the effect of competitive products and pricing, including the level of success of new product developments and global expansion;

•

the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia, Sudan, Syria and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt

Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;

•

the continuously evolving regulatory environment, in Europe, the United States and elsewhere, affecting S&P Global Ratings, S&P Global Platts, S&P Dow Jones Indices, and S&P Global Market Intelligence, including the Company’s compliance therewith;

•	the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;

•	consolidation in the Company’s end-customer markets;

•	the introduction of competing products or technologies by other companies;

•	the impact of customer cost-cutting pressures, including in the financial services industry and the commodities markets;

•	a decline in the demand for credit risk management tools by financial institutions;

•	the level of merger and acquisition activity in the United States and abroad;

•	the volatility and the health of the energy and commodities markets;

•	our ability to attract, incentivize, and retain key employees;

•	the level of the Company’s future cash flows and capital investments;

•	the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;

•

the Company’s ability to adjust to changes in European and United Kingdom markets as the United Kingdom leaves the European Union, and the impact of the United Kingdom’s departure on our credit rating activities and other offerings in the European Union and United Kingdom;

•	the impact of changes in applicable tax or accounting requirements, including the Tax Cuts and Jobs Act on the Company;

•	our use of the net proceeds from this offering; and

•	the outcome of the tender offer and any redemption of the remaining 2026 notes.

The factors noted above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution you not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about our businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in our filings with the SEC, including the “Risk Factors” section in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in any subsequent document we file with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $1.274 billion. We intend to use the net proceeds from the offering to pay the purchase price for, and accrued and unpaid interest on, the tender offer notes validly tendered and accepted for purchase pursuant to the tender offer, as described above under “Prospectus Supplement Summary—Recent Developments,” and to pay related fees and expenses in connection with the tender offer. Completion of this offering is not contingent upon completion of the tender offer. Completion of the tender offer is contingent on completion of this offering. To the extent all of the 2026 notes are not tendered and purchased in the tender offer, we may, but are not obligated to, use a portion of any remaining net proceeds from this offering to redeem all or a portion of the remaining 2026 notes in accordance with the provisions of the indenture governing the 2026 notes.

As of the date of this prospectus supplement, $900,000,000 aggregate principal amount of the 2026 notes, $297,021,000 aggregate principal amount of the 2037 notes and $500,000,000 aggregate principal amount of the 2048 notes were outstanding. The 2026 notes bear interest at a rate of 4.400% per annum and mature on February 15, 2026. The 2037 notes bear interest at a rate of 6.550% per annum and mature on November 15, 2037. The 2048 notes bear interest at a rate of 4.500% per annum and mature on May 15, 2048.

To the extent that any net proceeds of this offering remain, we intend to use the remaining net proceeds for general corporate purposes, which may include, without limitation, repayment, redemption or refinancing of indebtedness, capital expenditures, funding of possible acquisitions, working capital, satisfaction of other obligations or repurchase of our outstanding common stock. We may temporarily invest the net proceeds of this offering in short-term, liquid investments until they are used for their stated purpose.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, short-term debt and capitalization as of June 30, 2020 (i) on an actual basis and (ii) as adjusted to give effect to the issuance of the notes offered hereby and the use of the net proceeds from this offering, after deducting the applicable underwriting discount, but before deducting the amount of estimated offering expenses, to (a) purchase or redeem, and pay accrued and unpaid interest on, all $900 million aggregate principal amount of the outstanding 2026 notes as described above under “Prospectus Summary—Recent Developments” and “Use of Proceeds” and (b) purchase at par $30 million aggregate principal amount of the outstanding 2037 notes and $150 million aggregate principal amount of the outstanding 2048 notes pursuant to the tender offer as described above under “Prospectus Summary—Recent Developments” and “Use of Proceeds.”

You should read this table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference into this prospectus supplement.

	As of June 30, 2020
	Actual	As Adjusted
	(in millions; unaudited)
Cash and cash equivalents	$2,667	$2,662

Short-term debt:
Commercial paper(1)	—	—

Total short-term debt	$—	$—

Long-term debt:
Revolving credit facility(1)	$—	$—
2025 notes	694	694
2026 notes	894	—	(2)
2027 notes	494	494
2029 notes	495	495
2037 notes	294	264	(3)
2048 notes	490	340	(4)
2049 notes	589	589
2030 notes	—	593
2060 notes	—	683

Total long-term debt	$3,950	$4,152

Equity:
Common stock	$294	$294
Additional paid-in capital	762	762
Retained income	13,189	13,189
Accumulated other comprehensive loss	(704)	(704)
Less: common stock in treasury	(13,331)	(13,331)

Total equity—controlling interests	210	210

Total equity—non-controlling interests	58	58

Total equity	$268	$268

Total capitalization	$4,218	$4,420

(1)

We have the ability to borrow a total of $1.2 billion through our commercial paper program, which is supported by our $1.2 billion revolving credit facility extending through June 30, 2022. As of June 30, 2020, there were no borrowings outstanding under the commercial paper program or revolving credit facility.

(2)

As adjusted amount reflects the application of net proceeds from this offering to finance the purchase or redemption of all of the outstanding 2026 notes. See “Prospectus Summary – Recent Developments” and “Use of Proceeds.”

(3)

As adjusted amount reflects the application of net proceeds from this offering to finance the purchase of $30 million aggregate principal amount of the 2037 notes and assumes $30 million aggregate principal amount of 2037 notes are validly tendered and accepted for payment in the tender offer. It is possible that more or less than $30 million aggregate principal amount of 2037 notes will be validly tendered and accepted for payment in the tender offer, in which case, the aggregate principal amount of 2037 notes remaining outstanding following the tender offer shall change accordingly. See “Prospectus Summary—Recent Developments” and “Use of Proceeds.”

(4)

As adjusted amount reflects the application of net proceeds from this offering to finance the purchase of $150 million aggregate principal amount of the 2048 notes and assumes $150 million aggregate principal amount of 2048 notes are validly tendered and accepted for payment in the tender offer. It is possible that more or less than $150 million aggregate principal amount of 2048 notes will be validly tendered and accepted for payment in the tender offer, in which case, the aggregate principal amount of 2048 notes remaining outstanding following the tender offer shall change accordingly. See “Prospectus Summary—Recent Developments” and “Use of Proceeds.”

DESCRIPTION OF NOTES

A description of the specific terms of each series of the notes being offered is set forth below. The description is qualified in its entirety by reference to the base indenture, dated May 26, 2015, as supplemented by the sixth supplemental indenture, to be dated as of August 13, 2020 (together, the “indenture”), among the Company, as issuer, Standard & Poor’s Financial Services LLC, as subsidiary guarantor, and U.S. Bank National Association, as trustee (the “trustee”) under which the notes will be issued, a summary of which is provided in the accompanying prospectus under “Description of Debt Securities and Guarantees.” The base indenture is incorporated by reference into the registration statement of which this prospectus supplement forms a part. The following Description of Notes is only a summary of the material terms and does not purport to be complete. The Company urges you to read the indenture in its entirety because it, and not this description, will define your rights as a beneficial holder of the notes.

As used in this section “Description of Notes,” the terms “Company,” “we,” “us” and “our” refer to S&P Global Inc. and not to the subsidiary guarantor or any of the Company’s other subsidiaries.

General

We will issue two new series of notes under the indenture. The 2030 notes will mature on August 15, 2030 and the 2060 notes will mature on August 15, 2060.

We will pay interest on the 2030 notes at the rate of 1.250% per year semi-annually in arrears on February 15 and August 15 to holders of record on the preceding February 1 and August 1, respectively. We will pay interest on the 2060 notes at the rate of 2.300% per year semi-annually in arrears on February 15 and August 15 to holders of record on the preceding February 1 and August 1, respectively. If interest or principal on the notes is payable on a day that is not a business day in The City of New York, we will make the payment on the next business day, and no interest will accrue as a result of the delay in payment. The first interest payment date on the notes will be February 15, 2021. Interest on the notes will accrue from August 13, 2020 and will accrue on the basis of a 360-day year consisting of twelve 30-day months.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of notes of any series under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes of such series so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes of such series previously issued, and such additional notes will form a single series with the notes of such series offered hereby, provided that if such additional notes of such series are not fungible for United States federal income tax purposes, such additional notes will have a separate CUSIP number.

Guarantees

Payment of the principal of (and premium, if any, on) and interest on each series of the notes, and all other amounts due under the indenture, will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the subsidiary guarantor, Standard & Poor’s Financial Services LLC.

The guarantees of the subsidiary guarantor will automatically terminate:

•

upon a sale or other disposition (including by way of consolidation or merger) of the subsidiary guarantor or the sale or disposition of all or substantially all the assets of the subsidiary guarantor (in each case other than to the Company or a person who, prior to such sale or other disposition, is an affiliate of the Company);

•	upon defeasance or discharge of any applicable series of the notes, as described below; or

•

at such time as the subsidiary guarantor ceases to guarantee indebtedness for borrowed money (“Debt”), other than a discharge through payment thereon, under any Credit Facility of the Company, other than any such Credit Facility of the Company the guarantee of which by the subsidiary guarantor will be released concurrently with the release of the subsidiary guarantor’s guarantees of the notes.

“Credit Facility” means one or more (i) credit facilities with banks, investors, purchasers or other debtholders or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like, (ii) note purchase agreements and indentures providing for the sale of Debt securities or (iii) agreements that refinance any Debt incurred under any arrangement or agreement described in clause (i) or (ii) or this clause (iii), including in each case any successor or replacement arrangement, arrangements, agreement or agreements.

Ranking

Each series of the notes will be our unsecured and unsubordinated debt and will rank equally and ratably among themselves and with our existing and future unsecured and unsubordinated debt.

The guarantee of each series of the notes will be the subsidiary guarantor’s unsecured and unsubordinated debt and will rank equally and ratably with all of the subsidiary guarantor’s existing and future unsecured and unsubordinated debt.

As of June 30, 2020, our non-guarantor subsidiaries had approximately $2.5 billion of outstanding liabilities to third parties (including $1.3 billion in unearned revenue), all of which would effectively rank senior to the notes and the guarantees.

Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem all of the notes as described below under “—Optional Redemption,” holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to deliver a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the notes of any series upon a Change of Control Triggering Event if a third party makes such an offer with respect to such series in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes of such series properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the applicable series of notes is rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the applicable series of notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee or us in writing at its or our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The trustee has no obligation to monitor or determine if any such event has occurred.

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of S&P Global Inc. and its subsidiaries taken as a whole to any person (as defined in the indenture, and in addition as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act) or group of related persons for purposes of Section 13(d) of the Exchange Act other than S&P Global Inc. or one of its subsidiaries;

(2)

the approval by the holders of S&P Global Inc.’s common stock of any plan or proposal for the liquidation or dissolution of S&P Global Inc. (whether or not otherwise in compliance with the provisions of the indenture); or

(3)

the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of S&P Global Inc.’s voting stock.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings Ltd, and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and equal to or higher than BBB – (or the equivalent) by Fitch (or, in each case, the equivalent investment grade credit rating from any Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) Moody’s and Fitch; (2) if Moody’s or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or Fitch; and (3) at our option, any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) to rate the notes.

Optional Redemption

On or after, in the case of the 2030 notes, May 15, 2030, and in the case of the 2060 notes, February 15, 2060 (each such date, a “par call date”), the applicable series of notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes of the applicable series being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

Prior to the applicable par call date, each series of the notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes of such series to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes of such series to be redeemed (not including any portion of such payments of interest accrued to the date of redemption), assuming that the notes of such series matured on the applicable par call date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 12.5 basis points in the case of the 2030 notes or 20 basis points in the case of the 2060 notes, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

“Treasury rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable U.S. treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third business day preceding the date fixed for redemption.

“Comparable treasury issue” means the U.S. treasury security selected by an independent investment banker as having a maturity comparable to the remaining term (“remaining life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes, assuming in each case that the notes to be redeemed matured on the applicable par call date.

“Comparable treasury price” means (1) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations or, if only one such quotation is obtained, such quotation.

“Independent investment banker” means any of Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as specified by us, or if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by us, in our sole discretion.

“Reference treasury dealer” means (1) any of Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by us after consultation with the independent investment banker.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We will deliver a notice of redemption to each holder of notes to be redeemed not less than 15 and not more than 60 days prior to the date fixed for redemption. Notice of any redemption in connection with a corporate transaction that is pending (including an equity offering, an incurrence of indebtedness or a change of control) may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of such corporate transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the redemption date. We shall notify holders of any such rescission as soon as practicable after we determine that we will not be able satisfy or otherwise waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

If fewer than all of the notes of any series are to be redeemed, the trustee will select in accordance with the procedures of DTC (or in accordance with such other method that the trustee deems appropriate if such notes are then in certificated form), not more than 60 days prior to the redemption date, the particular notes of such series or portions thereof for redemption from the outstanding notes of such series not previously called.

Certain Covenants

The indenture will contain the following covenants in respect of the notes offered hereby.

Limitation on Liens

We covenant in the indenture that we will not create, assume, incur or guarantee any Debt secured by a lien on any of our properties or assets without providing that the notes will be secured equally and ratably with such Debt for so long as such Debt will be so secured, unless the aggregate principal amount of such secured Debt then outstanding does not exceed an amount equal to 10% of our total consolidated assets as of the end of the most recent quarter, as set forth on our most recently filed quarterly report on Form 10-Q or annual report on Form 10-K.

The restrictions do not apply to Debt that is secured by:

•	liens existing, in the case of any notes, on the date such notes are issued;

•	liens on any property or any indebtedness of a person existing at the time the person becomes a subsidiary (whether by acquisition, merger or consolidation);

•	certain liens in favor of or required by contracts with governmental entities;

•	liens in favor of us or our subsidiaries;

•	liens existing at the time of acquisition of the assets secured thereby and purchase money liens;

•

liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding 110% of the cost of such improvements or constructions;

•	liens on shares of stock, indebtedness or other securities of a person that is not a subsidiary of ours; and

•	extensions, renewals or replacements of any of the foregoing types of liens.

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

We shall not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person, unless:

(1)	any successor or purchaser is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia;

(2)

the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the notes and the performance of every covenant of the indenture (as supplemented from time to time) on our part to be performed or observed;

(3)

immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(4)

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this paragraph and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets, substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such successor had been named, in the indenture. In the event of any such conveyance or transfer, we as the predecessor shall be discharged from all obligations and covenants under the indenture and the notes and may be dissolved, wound up or liquidated at any time thereafter.

Subject to the foregoing, the indenture and the notes do not contain any covenants or other provisions designed to afford holders of notes protection in the event of a recapitalization or highly leveraged transaction involving us.

BOOK-ENTRY, DELIVERY AND FORM

Each series of the notes will be issued in fully registered global form (“Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), as described below under “—Depositary Procedures.”

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures

The following descriptions of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of Participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

Pursuant to procedures established by DTC:

•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•

ownership of such interests in the Global Notes will be shown on, and the transfer of ownership of such interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream)

that are Participants or Indirect Participants in such system. Euroclear and Clearstream will hold interests in the notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. The depositaries, in turn, will hold interests in the notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of those systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of beneficial owners of interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “—Exchange of Book-Entry Notes for Certificated Notes.”

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be remitted by the trustee (or the Paying Agents if other than the trustee) to DTC or its nominee in its capacity as the registered holder under the indenture. We, the Registrar, the Paying Agent and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the Registrar, the Paying Agent, the trustee or any agent of us, the Registrar, the Paying Agent or the trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice is to credit the accounts of the relevant Participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Registrar, the Paying Agent or us. None of us, the Registrar, the Paying Agent, the trustee or any agent of us, the Registrar, the Paying Agent or the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we, the Registrar, the Paying Agent and the trustee and our and their respective agents may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. None of us, the Registrar, the Paying Agent or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

The Global Notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons (the “Certificated Notes”) only in the following limited circumstances:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as depositary, and in each case we fail to appoint a successor depositary within 90 days of such notice; or

•	if there shall have occurred and be continuing an Event of Default (as defined in the indenture) with respect to the notes and the trustee has received a written request from DTC.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are material U.S. federal income tax consequences of owning and disposing of notes purchased in this offering at the “issue price,” which we assume will be the price indicated on the cover of this prospectus supplement, and held as capital assets (generally, property held for investment) for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	a regulated investment company;

•	a dealer or trader in securities that uses a mark-to-market method of accounting;

•	holding notes as part of a “straddle” or integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a tax-exempt entity;

•	a person that is exchanging tender offer notes pursuant to the tender offer;

•	a former citizen or resident of the United States; or

•	a partnership or other pass-through entity for U.S. federal income tax purposes.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note and are:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Certain Additional Payments

There are circumstances in which we might be required to make payments on a note that would increase the yield of the note, for instance, as described under “Description of Notes—Change of Control Triggering Event.” We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service (“IRS”). If the IRS takes a contrary position, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the applicable series of notes (which may be higher than the stated interest rate on such series of the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the notes would be treated as ordinary interest income rather than as capital gain. You should consult your tax adviser regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

Stated interest on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the cost of your note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under “Payments of Interest” above.

Gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by noncorporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note (other than a partnership or other pass-through entity) that is not a U.S. Holder.

Payments on the Notes

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA,” payments of principal and interest on the notes by the Company or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,

•	you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership;

•	you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	you certify on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, under penalties of perjury, that you are not a United States person; and

•	it is not effectively connected with your conduct of a trade or business in the United States as described below.

If you cannot satisfy one of the first four requirements described above and interest on the notes is not exempt from withholding because it is effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the notes will be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

Sale or Other Taxable Disposition of the Notes

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of notes, unless: (i) the gain is effectively connected with your conduct of a trade or business in the United States (in which case you will be subject to the treatment described below under “Effectively Connected Income”), or (ii) you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met (in which case you will be subject to a flat tax at a rate of 30%, or a lesser rate specified by an applicable treaty, on such gain, which may be offset by certain U.S. source capital losses). Any amounts attributable to accrued interest will be treated as described above under “—Payments on the Notes.”

Effectively Connected Income

If interest or gain on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

If you are a U.S. Holder, information returns are required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption.

If you are a Non-U.S. Holder, information returns are required to be filed with the IRS in connection with payments of interest on the notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. You may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose withholding of 30% on payments of interest on the notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Withholding under FATCA may also apply to gross proceeds from sales or other dispositions of the notes (including settlement of the notes at maturity); however, under proposed Treasury Regulations, such withholding is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If FATCA withholding is imposed on payments related to the notes, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisers regarding the effects of FATCA (including any applicable intergovernmental agreement) on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement among the underwriters, S&P Global Inc. and Standard & Poor’s Financial Services LLC, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally, and not jointly, agreed to purchase, the principal amount of each series of the notes set forth opposite its name.

Underwriter	Principal Amount of 2030 Notes	Principal Amount of 2060 Notes
Goldman Sachs & Co. LLC	$93,000,000	$108,500,000
BofA Securities, Inc.	87,000,000	101,500,000
J.P. Morgan Securities LLC	87,000,000	101,500,000
Morgan Stanley & Co. LLC	87,000,000	101,500,000
Citigroup Global Markets Inc.	42,000,000	49,000,000
Deutsche Bank Securities Inc.	42,000,000	49,000,000
Mizuho Securities USA LLC	42,000,000	49,000,000
CastleOak Securities, L.P.	15,000,000	17,500,000
Credit Suisse Securities (USA) LLC	15,000,000	17,500,000
Loop Capital Markets LLC	15,000,000	17,500,000
Samuel A. Ramirez & Company, Inc.	15,000,000	17,500,000
Scotia Capital (USA) Inc.	15,000,000	17,500,000
Siebert Williams Shank & Co., LLC	15,000,000	17,500,000
Truist Securities, Inc.	15,000,000	17,500,000
U.S. Bancorp Investments, Inc.	15,000,000	17,500,000

Total	$600,000,000	$700,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of legal matters by counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. The underwriters may offer such notes to selected dealers at the applicable public offering price minus a selling concession not to exceed 0.400% of the principal amount of the 2030 notes and 0.525% of the principal amount of the 2060 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession not to exceed 0.200% of the principal amount of the 2030 notes and 0.250% of the principal amount of the 2060 notes on sales to other dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms.

The expenses of the offering, not including the underwriting discounts, are estimated to be approximately $2,200,000 and are payable by us.

New Issue of Notes

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any national securities exchange or for quotation of any series of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in each series of the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for any series of the notes or that an active public market for any series of the notes will develop. If an active public trading market for any series of the notes does not develop, the market price and liquidity of the notes of such series may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of any series of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of such series of the notes. If the underwriters create a short position in any series of the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement with respect to such series, the underwriters may reduce that short position by purchasing notes of such series in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of any of the notes of any series. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Extended Settlement

We expect that delivery of each series of the notes will be made to investors on or about August 13, 2020, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes of any series on the date of pricing of the notes of such series will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with us, or our affiliates, including acting as lenders under various loan facilities. They have received, and may in the future receive, customary fees and commissions for these transactions. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our or our affiliates’ securities and/or instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates, routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, each of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as dealer managers in connection with the tender offer described under “Prospectus Supplement Summary—Recent Developments”. We have agreed to pay the dealer managers a fee for their services to us in connection with the tender offer. We have also agreed to reimburse the dealer managers for certain expenses incurred in connection with the tender offer, including the fees and the disbursements of counsel to the dealer managers.

Selling Restrictions

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that member state of notes which are the subject of the offering contemplated in prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of notes shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Each person in a member state of the European Economic Area who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires notes is: (a) a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; and (b) in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation, (i) the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any member state other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any member state other than qualified investors, the offer of those notes to it is not treated under the Prospectus Regulation as having been made to such persons.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the European Economic Area or the United Kingdom (each, a “Relevant State”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129 (EU) (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the Relevant State has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the Relevant State may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Canadian purchasers are hereby notified that each of the underwriters is relying on the exemption set out in section 3A.3 of National Instrument 33-105 Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus supplement.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 274 of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor under or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements of S&P Global Inc. appearing in S&P Global Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of S&P Global Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of S&P Global Inc. for the three-month periods ended March 31, 2020 and March 31, 2019 and the three- and six-month periods ended June 30, 2020 and June 30, 2019, incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 28, 2020 and July 28, 2020, respectively, included in S&P Global Inc.’s Quarterly Reports on Form 10-Q for the periods then ended, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not “reports” or “parts” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. The registration statement contains more information about us than this prospectus supplement and the accompanying prospectus, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2019;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2020; and

•	Current Reports on Form 8-K filed with the SEC on February 12, 2020 and May 18, 2020.

For online access, go to http://investor.spglobal.com. You may also request a printed copy of these filings at no cost, by writing, emailing or telephoning us at the following address:

Investor Relations

S&P Global Inc.

55 Water Street

New York, New York 10041

investor.relations@spglobal.com

(866) 436-8502 (domestic callers)

(212) 438-2192 (international callers)

The information on our website is not and shall not be deemed to be part hereof or incorporated into this or any of our filings with the SEC.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

Guarantees of Debt Securities

We may from time to time offer common stock, preferred stock, debt securities, warrants, purchase contracts or units. Our debt securities may be guaranteed by our subsidiary Standard & Poor’s Financial Services LLC. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Selling shareholders that will be identified in one or more prospectus supplements hereto if required by the rules of the Securities and Exchange Commission (the “SEC”) may from time to time offer up to 1,862,164 shares of our common stock acquired by them in connection with our acquisition of Kensho Technologies Inc. on April 8, 2018.

Our common stock is listed on the New York Stock Exchange under the symbol “SPGI.” On April 6, 2018, the closing price of our common stock was $187.32 per share.

Investing in these securities involves certain risks. See the risks discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in any subsequent document we file with the SEC.

Neither the SEC nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2018.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “S&P Global,” the “Company,” “we,” “us,” and “our” refer to S&P Global Inc. and its consolidated subsidiaries unless the context requires otherwise.

i

OUR COMPANY

S&P Global Inc. is a leading provider of transparent and independent ratings, benchmarks, analytics and data to the capital and commodity markets worldwide. The capital markets include asset managers, investment banks, commercial banks, insurance companies, exchanges, trading firms and issuers; and the commodity markets include producers, traders and intermediaries within energy, metals, petrochemicals and agriculture. We serve our global customers through a broad range of products and services available through both third-party and proprietary distribution channels. We were incorporated in December of 1925 under the laws of the state of New York.

Our principal executive offices are located at 55 Water Street, New York, NY 10041, and our telephone number is (212) 438-1000. We maintain a website at www.spglobal.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2018; and

•	Current Report on Form 8-K filed with the SEC on March 7, 2018 (except for the information in Item 7.01 thereof and the related Exhibit 99.1).

For online access, go to http://investor.spglobal.com. You may also request a printed copy of these filings at no cost, by writing, emailing or telephoning us at the following address:

Investor Relations

S&P Global Inc.

55 Water Street

New York, New York 10041

investor.relations@spglobal.com

(866) 436-8502 (domestic callers)

(212) 438-2192 (international callers)

The information on our website is not and shall not be deemed to be part hereof or incorporated into this or any of our filings with the SEC.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this prospectus and any accompanying prospectus supplement and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the our business strategies and methods of generating revenue; the development and performance of our services and products; the expected impact of acquisitions and dispositions; our effective tax rates; and our cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•

worldwide economic, political and regulatory conditions, including conditions that may result from legislative, regulatory and policy changes associated with the current U.S. administration or the United Kingdom’s withdrawal from the European Union;

•

the rapidly evolving regulatory environment, in Europe, the United States and elsewhere, affecting Ratings, Market and Commodities Intelligence and Indices, including new and amended regulations and the Company’s compliance therewith;

•

the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for unauthorized access to our systems or a system or network disruption that results in improper disclosure of confidential information or data, regulatory penalties and remedial costs;

•	our ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;

•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

•	the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances;

•	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;

•	concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings;

•	the effect of competitive products and pricing, including the level of success of new product developments and global expansion;

•	consolidation in the Company’s end-customer markets;

•	the impact of customer cost-cutting pressures, including in the financial services industry and commodities markets;

•	a decline in the demand for credit risk management tools by financial institutions;

•	the level of merger and acquisition activity in the United States and abroad;

•	the volatility of the energy marketplace and the health of the commodities markets;

•	our ability to attract, incentivize and retain key employees;

•

our ability to adjust to changes in European and United Kingdom markets as the United Kingdom leaves the European Union, and the impact of the United Kingdom’s departure on our credit rating activities and other European and United Kingdom offerings;

•

the Company’s ability to successfully recover should it experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event;

•	changes in applicable tax or accounting requirements, including the impact of recent tax reform in the U.S.;

•	the level of the Company’s future cash flows and capital investments;

•	the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates; and

•

the Company’s exposure to potential criminal sanctions or civil penalties if it fails to comply with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia, Sudan and Syria, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions.

The factors noted above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about our businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in our filings with the SEC, including the “Risk Factors” section in our most recently filed Annual Report on Form 10-K and in any subsequent document we file with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds to us from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

We will not receive any proceeds from the sale of common stock by any selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before taxes on income and (2) fixed charges. Fixed charges consist of (1) interest on debt and for years ended December 31, 2015, 2014 and 2013, interest related to the sale leaseback of Rock-McGraw, Inc. (see Note 13—Commitments and Contingencies to the consolidated financial statements under Item 8, Consolidated Financial Statements and Supplementary Data, in our Annual Report on Form 10-K for the year ended December 31, 2016), (2) the portion of our rental expense deemed representative of the interest factor in rental expense, and (3) amortization of debt issue costs and discount to any indebtedness.

Year Ended December 31,
2017	2016	2015	2014	2013
12.7x	14.1x	12.2x	1.5x	11.5x

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated certificate of incorporation, our restated bylaws and applicable provisions of law. We have summarized certain portions of the certificate of incorporation and bylaws below. The summary is not complete. The certificate of incorporation and bylaws are included as exhibits to our most recent Annual Report on Form 10-K incorporated by reference into this prospectus (as amended, if applicable, as disclosed by us in any subsequent Current Report on Form 8-K filed pursuant to Item 5.03(a) thereof, any subsequent proxy statement or any subsequent information statement, in each case incorporated by reference into this prospectus). You should read the certificate of incorporation and bylaws for the provisions that are important to you.

General

We are authorized to issue 602.0 million shares of capital stock in aggregate, which have a par value of $1 per share. These shares are classified and the designations, number of shares in each class and par value are as follows: 2.0 million shares of preferred stock, $1 par value and 600.0 million shares of common stock, $1 par value. As of March 12, 2018, there were issued and outstanding 249.4 million shares of common stock, and no shares of preferred stock.

Common Stock

Dividends

Dividends may be paid upon the common stock as and when declared by our board of directors out of any funds legally available for the payment of dividends, subject to all rights of the preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of S&P Global, whether voluntary or involuntary, and after the preferred stockholders have been paid in full amounts to which they respectively are entitled, or an amount sufficient to pay the aggregate amount to which the preferred stockholders are entitled have been deposited with a bank or trust company having its principal office in the Borough of Manhattan, The City of New York, and having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000), as a trust fund for the benefit of the holders of the preferred stock, our remaining net assets should be distributed pro rata to the holders of the common stock in proportion to the number of shares of each such class at the time outstanding.

Voting Rights

Each common stockholder is entitled to one vote for each share held and, except as otherwise by law provided or as provided with respect to any series of our preferred stock, the shares of any series of our preferred stock having general voting rights and our common stock vote together as one class.

Preferred Stock

Board Authority

The preferred stock may be issued from time to time in one or more series. The designations, relative rights, preferences and limitations of the preferred stock and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. Our board of directors has the right to fix from time to time before issuance thereof the number of shares in each series of such class and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

•	The number of shares to constitute such series and the distinctive designation thereof;

•	The dividend rate on the shares of such series, whether or not dividends on the shares shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

•

Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

•

Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the amount thereof, and the terms and provisions relative to the operation thereof;

•

The right, if any, of holders of shares of such series to convert the same into or exchange the same for common stock, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the board of directors shall determine;

•	The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Company;

•

Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

•

Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the certificate of incorporation of the Company or with the resolution or resolutions adopted by the board of directors providing for the issue of any series of which there are shares then outstanding.

All shares of preferred stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of preferred stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to above.

Dividends

The holders of shares of the preferred stock of each series shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the board of directors for such series, and no more, before any dividends, other than dividends payable in common stock, shall be declared and paid, or set apart for payment, on the common stock with respect to the same dividend period.

All shares of preferred stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the preferred stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the preferred stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

Voting Rights

Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the preferred stock, or as otherwise provided by law, the preferred stock shall not have any right to vote for the election of directors or for any other purpose and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each series of the preferred stock shall have preference and priority over the common stock for payment of the amount to which each outstanding series of the preferred stock shall be entitled in accordance with the provisions thereof and each holder of the preferred stock shall be entitled to be paid in full such amounts, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the common stock. If, upon liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof, distributable among the holders of the shares of all series of the preferred stock shall be insufficient to pay in full the preferential amounts aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of the preferred stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the Company shall be divided and paid to the holders of the common stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of any of the provisions of this paragraph.

Redemption

In the event that the preferred stock of any series shall be made redeemable, the Company, at the option of the board of directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of preferred stock outstanding, upon notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series, by paying for each share the then applicable redemption price fixed by the board of directors plus an amount equal to accrued and unpaid dividends to the date fixed for redemption.

DESCRIPTION OF PREFERRED STOCK

See “Description of Capital Stock – Preferred Stock”.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the debt securities and guarantees do not purport to be complete and is subject to and qualified in its entirety by reference to the indenture, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as a holder of our debt securities and guarantees.

As used in this “Description of Debt Securities and Guarantees,” the terms “S&P Global,” the “Company,” “we,” “our,” and “us” refer to S&P Global Inc. and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities may either be senior debt securities or subordinated debt securities. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.

The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the aggregate principal amount;

•	the person to whom any interest on any series shall be payable;

•	the date or dates on which the principal is payable and/or the method by which such date or dates shall be determined;

•	the interest rate or rates and the date or dates from which such interest shall accrue;

•	the place or places where the principal of (and premium, if any) and interest shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed;

•	the applicability of any sinking fund;

•	the denominations, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than the full principal amount thereof, the portion of the principal amount of which shall be payable upon declaration of acceleration;

•	the currency or currencies in which payment of the principal of (and premium, if any) and/or interest shall be payable;

•	if the amounts of payments of principal of (and premium, if any) and/or interest that may be determined with reference to an index, the manner in which such amounts shall be determined;

•	whether the debt securities of a series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository for such global security;

•	any additional or different events of default and any change in the right of the trustee or the holders to declare the principal thereof due and payable;

•	any additional or different covenants (including any subordination provisions);

•	the form of the debt securities of the series; and

•	any other terms of the series.

The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Guarantee

Payment of the principal of (and premium, if any, on) and interest on the debt securities, and all other amounts due under the indenture, may, if stated in the applicable prospectus supplement, be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the subsidiary guarantor, Standard & Poor’s Financial Services LLC.

The guarantee of the subsidiary guarantor will automatically terminate:

•

upon a sale or other disposition (including by way of consolidation or merger) of the subsidiary guarantor or the sale or disposition of all or substantially all the assets of the subsidiary guarantor (in each case other than to us or a person who, prior to such sale or other disposition, is our affiliate), or

•	upon defeasance or discharge of the guaranteed debt securities.

Subordination

The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

We will not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•	any successor or purchaser is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia;

•

the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture (as supplemented from time to time) on our part to be performed or observed;

•

immediately after giving effect to such transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this paragraph and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets, substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such successor had been named, in the indenture. In the event of any such conveyance or transfer, we as the predecessor shall be discharged from all obligations and covenants under the indenture and the debt securities and may be dissolved, wound up or liquidated at any time thereafter.

Subject to the foregoing, the indenture and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.

Events of Default

The indenture provides that, if an event of default specified therein with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under the indenture, in the case of certain events of default affecting all series of debt securities under the indenture) may declare the principal of all the debt securities of such series to be due and payable.

Events of default in respect of any series are defined in the indenture as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after written notice to us by the trustee thereunder or by holders of 25% in aggregate principal amount of the outstanding debt securities (excluding any subordinated indebtedness) of such series in the performance, or breach, of any covenant pertaining to debt securities of such series;

•

the guarantee ceases to be in full force and effect (other than by reason of the release of the guarantee in accordance with the terms of the indenture) or is declared null and void in a judicial proceeding or the subsidiary guarantor denies or disaffirms its obligations under the indenture or its guarantee;

•	certain events of bankruptcy, insolvency and reorganization with respect to us or the entry of an order ordering the winding up or liquidation of our affairs; and

•	any other events of default as may be specified in such series.

The indenture provides that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of such series.

The indenture contains provisions entitling the trustee, subject to the duty of the trustee during an event of default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities.

The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

The indenture includes a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.

Modification and Waiver

We, the subsidiary guarantor and the trustee may, without the consent of the holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another person to us, and the assumption by such successor of the company’s obligations under the indenture and the debt securities of any series relating thereto;

•

to add to our covenants or to surrender any of our rights or powers for the benefit of the holders of debt securities of any or all series, unless to do so would adversely affect the rights of the holders of debt securities of any series in any material respect;

•

to cure any ambiguity, or correct any inconsistency in the indenture; or to make any other provisions with respect to matters or questions arising under the indenture unless to do so would adversely affect the rights of the holders of debt securities of any series in any material respect;

•

to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), excluding the provisions referred to in Section 316(a)(2) of the TIA or any corresponding provision in any similar federal statute hereafter enacted;

•	to establish the form or terms of any series of debt securities, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

•

to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to provide any additional events of default unless to do so would adversely affect the rights of the holders of debt securities of any series in any material respect;

•

to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

•	to add any additional subsidiary guarantor of the debt securities or to release any subsidiary guarantor of the debt securities in accordance with the terms of the indenture;

•	to conform the debt securities to the description thereof in the offering memoranda under which they were originally offered;

•	to secure any series of debt securities pursuant to the indenture’s limitation on liens; and

•	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the TIA.

The indenture contains provisions permitting us, the subsidiary guarantor and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class, to execute a supplemental indenture for the purpose of adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•	change the fixed maturity of any debt securities; or

•	reduce the principal amount thereof; or

•	reduce the rate or extend the time of payment of interest thereon; or

•	impair the right of a holder to institute suit for payment on any debt securities.

Satisfaction, Discharge and Covenant Defeasance

The indenture provides that we at our option,

•

will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

•

need not comply with the covenants contained in the indenture and certain events of default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute events of default with respect to such series of debt securities, in each case if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that:

•

the deposit and related defeasance would not cause the beneficial owners of such series to recognize income, gain or loss for Federal income tax purposes, and such opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service or, since the date of this offering, there has been a change in the applicable Federal income tax law, and

•	the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

In addition, we are required to deliver to the trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding our creditors or others.

Concerning Our Relationship with the Trustee

U.S. Bank National Association is the trustee under the indenture and is also the registrar and paying agent of the debt securities. The rights and duties of the trustee shall be as provided by the TIA, and as set forth in the indenture.

The trustee is permitted to become the owner or pledgee of debt securities and may otherwise deal with us and our affiliates.

Governing Law

The laws of the State of New York shall govern the indenture and the debt securities, without regard to conflicts of law principles thereof.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•

the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of S&P Global, the trustees, the warrant agents, the unit agents or any other agent of S&P Global, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SHAREHOLDERS

Selling shareholders that will be identified in one or more prospectus supplements hereto if required by the rules of the SEC may from time to time offer up to 1,862,164 shares of our common stock acquired by them in connection with our acquisition of Kensho Technologies Inc. on April 8, 2018. In any such case, the identity of the selling shareholder, the nature of any position, office or other material relationship with us within the last three years, the amount of common stock held by such selling shareholder prior to the offering, the amount of common stock to be offered by such selling shareholder, and the amount of common stock to be held by such selling shareholder after the offering and any other required information will be disclosed in a prospectus supplement hereto.

PLAN OF DISTRIBUTION

We may sell securities, and the selling shareholders referred to herein may sell common stock, in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we or the selling shareholders use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and the selling shareholders may sell the securities through agents from time to time. The prospectus supplement will name any agent of ours or the selling shareholders involved in the offer or sale of the securities and any commissions we or the selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us or the selling shareholders to indemnification by us or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities, except in the case of common stock, will be a new issue of securities and will have no established trading market. If we or the selling shareholders sell any shares of our common stock, such shares will be listed on the New York Stock Exchange, subject to official notice of issuance if applicable. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, except in the case of common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of S&P Global Inc. appearing in S&P Global Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including the schedule appearing therein), and the effectiveness of S&P Global Inc.’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$1,300,000,000

$600,000,000 1.250% Senior Notes due 20

$700,000,000 2.300% Senior Notes due 20

Prospectus Supplement

Joint Book-Running Managers

Goldman Sachs & Co. LLC

BofA Securities

J.P. Morgan

Morgan Stanley

Citigroup

Deutsche Bank Securities

Mizuho Securities

CastleOak Securities, L.P.

Credit Suisse

Loop Capital Markets

Ramirez & Co., Inc.

Scotiabank

Siebert Williams Shank

Truist Securities

US Bancorp

August 10, 2020